UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2013

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.

On June 26, 2013, MetLife, Inc. (the “Company”) entered into Supplemental Agreement No. 1 (the “Supplemental Agreement”) to the Stock Purchase Contract Agreement, dated as of November 1, 2010 (the “Original Stock Purchase Contract Agreement” and, as amended by the Supplemental Agreement, the “Amended Stock Purchase Contract Agreement”), between the Company and Deutsche Bank Trust Company Americas, as stock purchase contract agent, relating to the Company’s Common Equity Units. The Common Equity Units contain stock purchase contracts which, pursuant to the Amended Stock Purchase Contract Agreement, obligate holders of Common Equity Units to purchase shares of the Company’s common stock on September 11, 2013 and October 8, 2014, or such later stock purchase dates as may be determined pursuant to the Amended Stock Purchase Contract Agreement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Amended Stock Purchase Contract Agreement.

The Supplemental Agreement makes certain adjustments to the Original Stock Purchase Contract Agreement in connection with the Company’s announced transition to making dividend payments on its common stock on a quarterly basis.

Under Section 5.4(a)(iv) of the Original Stock Purchase Contract Agreement, regular annual cash dividends or distributions per share of common stock paid in any fiscal year in excess of $0.74 (the “Dividend Threshold Amount”) would trigger adjustments to each Fixed Settlement Rate with respect to the settlement of the stock purchase contracts as described therein (the “Original Adjustment”).

Pursuant to the Supplemental Agreement, the Company has further agreed that if, after January 1, 2013, it pays a quarterly dividend (a “Quarterly Dividend”) to all holders of its common stock in excess of $0.185 per share of common stock during any fiscal quarter (the “Quarterly Dividend Threshold Amount”), the Fixed Settlement Rates in effect immediately before the ex date for such Quarterly Dividend will be adjusted (a “Quarterly Adjustment”) by multiplying such Fixed Settlement Rates by a fraction, (i) the numerator of which is the Current Market Price per share of common stock on the record date for such Quarterly Dividend and (ii) the denominator of which is such Current Market Price per share of common stock, minus the excess, if any, of the cash amount per share of such Quarterly Dividend over the Quarterly Dividend Threshold Amount; provided that, if any Quarterly Dividend would exceed (x) the Quarterly Dividend Threshold Amount and (y), together with all other cash dividends or distributions per share of Common Stock previously paid in such fiscal year, the Dividend Threshold Amount, the Fixed Settlement Rates will be adjusted, without duplication, by the greater of the Quarterly Adjustment and, without giving effect to any previous Quarterly Adjustments in such fiscal year, the Original Adjustment.

If the Fixed Settlement Rates are adjusted, pursuant to Section 5.4(a)(vii) of the Amended Stock Purchase Contract Agreement, an adjustment also will be made to each of the Reference Price and the Threshold Appreciation Price on the basis provided in the Amended Stock Purchase Contract Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the Original Stock Purchase Contract Agreement, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated November 2, 2010 and incorporated herein by reference, as amended by the Supplemental Agreement, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits

4.1	Supplemental Agreement No. 1 to the Stock Purchase Contract Agreement, dated as of June 26, 2013, between the Company and Deutsche Bank Trust Company Americas, as stock purchase contract agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name:	Christine M. DeBiase
Title:	Vice President and Secretary

Date: June 26, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1	Supplemental Agreement No. 1 to the Stock Purchase Contract Agreement, dated as of June 26, 2013, between the Company and Deutsche Bank Trust Company Americas, as stock purchase contract agent.